Exhibit 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS, INC. ANNOUNCES THIRD QUARTER 2021 RESULTS

•	Third quarter total net revenue of $11.3 million, up 52% from Q3, 2020
•	Third quarter net wholesale and direct-to-consumer sales up over 100% from Q3, 2020
•	Third quarter licensing revenue up 31% from Q3, 2020

NEW YORK, NY (November 15, 2021) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a media and consumer products company, today announced its financial results for the third quarter ended September 30, 2021.

Robert W. D'Loren, Chairman and Chief Executive Officer of Xcel commented, “We are pleased with our third quarter top-line growth across our businesses and distribution channels. Our teams continue to work hard to navigate challenges associated with the pandemic and global supply chain.  Xcel’s strong brands, innovative distribution channels, and robust balance sheet create a solid foundation for growth as we emerge from the COVID-19 pandemic.  I believe we are back on track and positioned for continued revenue growth and improving profitability in the quarters and years ahead.”

Third Quarter 2021 Financial Results

Total revenue was $11.3 million, an increase of $3.9 million or +52% as  compared with the prior year quarter, driven by higher net wholesale and direct-to-consumer sales and higher licensing revenues of approximately $2.3 million and $1.6 million, respectively. The increase in net wholesale and direct-to-consumer sales include growth in virtually all or our wholesale and direct-to-consumer businesses, including 150% growth in direct-to-consumer sales across our Longaberger and Judith Ripka brands, 56% growth in our wholesale apparel business, and over 400% growth in our wholesale jewelry business. Our licensing revenues were driven by organic growth in royalty revenues across all of our brands as well as our  acquisition of the Lori Goldstein brand earlier this year.

Net loss attributable to Xcel Brands shareholders was approximately $1.1 million, or $(0.06) per diluted share, mainly driven by higher operating expenses, including labor, marketing, and logistics costs, compared with a net loss of $0.4 million, or ($0.02) per diluted share, for the prior year quarter. The prior year quarter operating expenses reflect the impact of cost reduction actions taken by management in response to the COVID-19 pandemic, including temporary reductions of employee compensation and cutting non-essential costs, while the current quarter expenses do not. The current quarter also includes expenses related to our acquisition of Lori Goldstein earlier this year. After adjusting for certain cash and non-cash items, non-GAAP net income was approximately $0.00 million, or $0.00 per diluted share for the quarter ended September 30, 2021, and $0.8 million, or $0.04 per diluted share, for the quarter ended September 30, 2020. Adjusted EBITDA was approximately $1.0 million and $1.4 million for the current quarter and the prior year quarter, respectively, with our investments in our wholesale and direct-to-consumer businesses and normalized expenses off-setting our material growth in top-line revenues for the quarter.

Nine Month 2021 Financial Results

Total revenue was $29.8 million, an increase of $7.8 million or +36% compared with the prior year nine months, driven by higher net wholesale and direct-to-consumer sales, and higher licensing revenues of $5.9 million and $2.0 million, respectively.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Net loss attributable to Xcel Brands shareholders for the current year nine-month period was approximately $5.2 million, or $(0.27) per diluted share, mainly driven by higher operating expenses, including labor, marketing, consulting, and logistics costs, as we returned to normalized operating expenses following temporary reductions imposed during 2020 due to Covid-19, as well as an $0.8 million loss on extinguishment of debt, compared with a net loss of $2.5 million, or ($0.13) per diluted share, for the prior year nine months. The prior year period operating expenses reflect the impact of cost reduction actions taken by management in response to the COVID-19 pandemic, including temporary reductions of employee compensation and cutting non-essential costs, as well as the benefit of approximately $1.8 million of expense reductions through the Paycheck Protection Program under the CARES Act, while the current year operating expenses do not. After adjusting for certain cash and non-cash items, non-GAAP net loss was approximately $1.6 million, or $(0.08) per diluted share for the nine months ended September 30, 2021, as compared with net income of approximately $2.1 million, or $0.11 per diluted share, for the nine months ended September 30, 2020. Adjusted EBITDA was approximately $1.0 million and $3.9 million for the current year nine months and prior year comparable period, respectively, with the decrease primarily driven by our continued investments in our wholesale and direct-to-consumer businesses, normalized expenses following temporary reductions imposed in 2020, and expense reductions in connection with the $1.8MM of PPP loans received during the comparable period in 2020.This is also the second consecutive quarter where the Company has generated approximately $1.0 million of Adjusted EBITDA having emerged from the most significant impact of Covid-19 in 2020 and the first quarter of 2021.

Balance Sheet

The Company's balance sheet at September 30, 2021 remained strong, with stockholders' equity of approximately $81 million, and cash and cash equivalents of approximately $4.0 million. Working capital (exclusive of the current portion of lease obligations) as of September 30, 2021 was approximately $8.9 million, representing an improvement of approximately $1.0 million from December 31, 2020. Total term debt and debt on our revolving credit facility was $25.2 as of September 30, 2021.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 5:00 p.m. Eastern Time on Monday, November 15, 2021. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 855-327-6837. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 10016988.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a media and consumer products company engaged in the design, production, marketing, live streaming, wholesale distribution, and direct-to-consumer sales of branded apparel, footwear, accessories, fine jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded in 2011 with a vision to reimagine shopping, entertainment, and social media as one thing. Xcel owns the Isaac Mizrahi, Judith Ripka, Halston, LOGO by Lori Goldstein, and C. Wonder brands, and it owns and manages the Longaberger brand through its controlling interest in Longaberger Licensing LLC, pioneering a true omni-channel sales strategy which includes the promotion and sale of products under its brands through interactive television, digital live-stream shopping, brick-and-mortar retail, and e-commerce channels. The company’s brands have generated in excess of $3 billion in retail sales via live streaming in interactive television and digital channels alone. Headquartered in New York City, Xcel Brands is led by an executive team with significant livestreaming, production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With an experienced team of professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design. www.xcelbrands.com

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2020 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Andrew Berger

SM Berger & Company, Inc.

216-464-6400

andrew@smberger.com

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$3,981	$4,957
Accounts receivable, net	10,949	8,889
Inventory	3,430	1,216
Prepaid expenses and other current assets	1,711	1,085
Total current assets	20,071	16,147
Non-Current Assets:
Property and equipment, net	3,481	3,367
Operating lease right-of-use assets	6,831	8,668
Trademarks and other intangibles, net	99,859	93,535
Restricted cash	739	1,109
Other assets	222	228
Total non-current assets	111,132	106,907
Total Assets	$131,203	$123,054

Liabilities and Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$5,444	$4,442
Accrued payroll	683	973
Accrued consideration payable	—	—
Current portion of operating lease obligations	1,315	2,101
Current portion of long-term debt	4,998	2,800
Total current liabilities	12,440	10,316
Long-Term Liabilities:
Long-term portion of operating lease obligations	7,295	8,469
Long-term debt, less current portion	20,233	13,838
Contingent obligations	7,539	900
Deferred tax liabilities, net	1,038	3,052
Other long-term liabilities	591	224
Total long-term liabilities	36,696	26,483
Total Liabilities	49,136	36,799

Commitments and Contingencies

Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.001 par value, 50,000,000 shares authorized, and 19,530,855 and 19,260,862 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	20	19
Paid-in capital	102,936	102,324
Accumulated deficit	(21,836)	(16,595)
Total Xcel Brands, Inc. stockholders' equity	81,120	85,748
Noncontrolling interest	947	507
Total Equity	82,067	86,255

Total Liabilities and Equity	$131,203	$123,054

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
Net licensing revenue	$6,854	$5,236	$17,385	$15,378
Net sales	4,407	2,155	12,449	6,590
Net revenue	11,261	7,391	29,834	21,968
Cost of goods sold (sales)	2,865	1,270	7,763	3,923
Gross profit	8,396	6,121	22,071	18,045

Operating costs and expenses
Salaries, benefits and employment taxes	4,185	2,968	12,286	9,798
Other selling, general and administrative expenses	3,463	2,159	9,591	7,153
Stock-based compensation	163	49	754	780
Depreciation and amortization	1,891	1,437	4,949	4,069
Government assistance - Paycheck Protection Program	—	(176)	—	(1,816)
Asset impairment charges	—	31	—	113
Total operating costs and expenses	9,702	6,468	27,580	20,097

Other income	—	46	—	46

Operating loss	(1,306)	(301)	(5,509)	(2,006)

Interest and finance expense
Interest expense - term loan debt	565	303	1,363	926
Other interest and finance charges (income), net	23	1	127	(29)
Loss on extinguishment of debt	—	—	821	—
Total interest and finance expense	588	304	2,311	897

Loss before income taxes	(1,894)	(605)	(7,820)	(2,903)

Income tax benefit	(535)	(145)	(2,019)	(269)

Net loss	(1,359)	(460)	(5,801)	(2,634)
Less: Net loss attributable to noncontrolling interest	(223)	(26)	(560)	(95)
Net loss attributable to Xcel Brands, Inc. stockholders	$(1,136)	$(434)	$(5,241)	$(2,539)

Loss per share attributed to Xcel Brands, Inc. common stockholders:
Basic and diluted net loss per share	$(0.06)	$(0.02)	$(0.27)	$(0.13)
Weighted average number of common shares outstanding:
Basic and diluted weighted average common shares outstanding	19,541,774	19,231,040	19,418,469	19,078,453

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Nine Months Ended
	September 30,
	2021	2020

Cash flows from operating activities
Net loss	$(5,801)	$(2,634)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	4,949	4,069
Asset impairment charges	—	113
Amortization of deferred finance costs included in interest expense	211	72
Stock-based compensation	754	780
Provision for doubtful accounts	132	1,054
Loss on extinguishment of debt (non-cash portion)	454	—
Deferred income tax benefit	(2,019)	(269)
Net Gain on sale of assets	—	(46)
Changes in operating assets and liabilities:
Accounts receivable	(2,192)	1,380
Inventory	(2,214)	176
Prepaid expenses and other assets	(620)	187
Accounts payable, accrued expenses and other current liabilities	572	(2,403)
Cash paid in excess of rent expense	(122)	(276)
Other liabilities	367	—
Net cash (used in) provided by operating activities	(5,529)	2,203

Cash flows from investing activities
Cash consideration for acquisition of Lori Goldstein assets	(3,661)	—
Net proceeds from sale of assets	46
Purchase of other intangible assets	(39)	—
Purchase of property and equipment	(1,049)	(700)
Net cash used in investing activities	(4,749)	(654)

Cash flows from financing activities
Proceeds from exercise of stock options	5	—
Shares repurchased including vested restricted stock in exchange for withholding taxes	—	(187)
Cash contribution from non-controling interest	1,000	300
Proceeds from revolving loan debt	2,498	—
Proceeds from long-term debt	25,000	(20)
Payment of deferred finance costs	(1,204)	—
Payment of long-term debt	(18,000)	(1,500)
Payment of breakage fees associated with extinguishment of long-term debt	(367)	—
Net cash provided by (used in) financing activities	8,932	(1,407)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(1,346)	142

Cash, cash equivalents, and restricted cash at beginning of period	6,066	5,750

Cash, cash equivalents, and restricted cash at end of period	$4,720	$5,892

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	3,981	$4,783
Restricted cash	739	1,109
Total cash, cash equivalents, and restricted cash	$4,720	$5,892

Supplemental disclosure of non-cash activities:
Operating lease right-of-use asset	$(722)	$797
Operating lease obligation	$(722)	$797
Contingent obligation related to acquisition of Lori Goldstein assets at fair value	$6,639	$—
Liability for equity-based bonuses	$140	$93

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$18	$58
Cash paid during the period for interest	$1,346	$1,092

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

	Three Months Ended		Nine Months Ended
($in thousands)	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to Xcel Brands, Inc. stockholders	$(1,136)	(434)	$(5,241)	(2,539)
Amortization of trademarks	1,519	1,107	3,915	3,323
Stock-based compensation	163	49	754	780
Loss on extinguishment of debt	—	—	821	—
(Recovery of) costs in connection with potential acquisition	—	(189)	—	(210)
Certain adjustments to provision for doubtful accounts	—	385	132	971
Property and equipment impairment	—	31	—	113
Gain on the sale of assets	(46)	(46)
Deferred income tax (benefit) provision	(535)	(145)	(2,019)	(269)
Non-GAAP net (loss) income	$11	$758	$(1,638)	$2,123

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Diluted loss per share	$(0.06)	$(0.02)	$(0.27)	$(0.13)
Amortization of trademarks	0.08	0.06	0.20	0.16
Stock-based compensation	0.01	—	0.04	0.04
Loss on extinguishment of debt	—	—	0.04	—
(Recovery of) costs in connection with potential acquisition	—	(0.01)	—	(0.01)
Certain adjustments to provision for doubtful accounts	—	0.02	0.01	0.05
Property and equipment impairment	—	—	—	0.02
Deferred income tax (benefit) provision	(0.03)	(0.01)	(0.10)	(0.01)
Non-GAAP diluted EPS	$—	$0.04	$(0.08)	$0.12
Non-GAAP weighted average diluted shares	20,323,358	19,291,275	19,418,469	19,092,828

	Three Months Ended		Nine Months Ended
($in thousands)	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to Xcel Brands, Inc. stockholders	$(1,136)	$(434)	$(5,241)	$(2,539)
Depreciation and amortization	1,891	1,437	4,949	4,069
Interest and finance expense	588	304	2,311	897
Income tax (benefit) provision	(535)	(145)	(2,019)	(269)
State and local franchise taxes	33	41	105	124
Stock-based compensation	163	49	754	780
(Recovery of) costs in connection with potential acquisition	—	(189)	—	(210)
Certain adjustments to provision for doubtful accounts	—	385	132	971
Gain on the sale of assets	—	(46)	—	(46)
Property and equipment impairment	—	31	—	113
Adjusted EBITDA	$1,004	$1,433	$991	$3,890

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income (loss) attributable to Xcel Brands, Inc. stockholders, exclusive of amortization of trademarks, stock-based compensation, loss on extinguishment of debt, gain on sales of assets, gain on reduction of contingent obligations, costs (recoveries) in connection with potential acquisitions, certain adjustments to allowances for doubtful accounts related to the bankruptcy  of and economic impact on certain retail customers due to the COVID-19 pandemic, asset impairments, and deferred income taxes. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income (loss) attributable to Xcel Brands, Inc. stockholders, before depreciation and amortization, interest and finance expenses (including loss on extinguishment of debt, if any), income taxes, other state and local franchise taxes, stock-based compensation, gain on reduction of contingent obligations, gain on sale of assets, costs (recoveries) in connection with potential acquisitions, asset impairments, and certain adjustments to allowances for doubtful accounts related to the bankruptcy of and economic impact on certain retail customers due to the COVID-19 pandemic.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because these measures adjust for certain costs and other events that management believes are not representative of our core business operating results, and thus these non-GAAP measures provide supplemental information to assist investors in evaluating our financial results. We incurred certain costs in the prior year which we could have eliminated but elected not to do so in light of government assistance received through the Paycheck Protection Program under the CARES Act (the “PPP Benefit”), which represents a cash benefit directly related to the Company’s operating expenses incurred. Accordingly, the PPP Benefit is not considered a reconciling item for purposes of the computation of non-GAAP net income and Adjusted EBITDA for the prior year periods.

Adjusted EBITDA is the measure used to calculate compliance with the EBITDA covenant under our term loan debt agreement. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate these measures in a different manner than we do. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM